SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 13, 2000


                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                          0-30130                 06-1481060
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
incorporation or organization)                               identification no.)

           7 Commerce Drive
          Danbury, Connecticut                                     06810
  (Address of principal executive offices)                       (Zip code)

       Registrant's telephone number, including area code: (203) 794-1100

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                                   ATMI, INC.
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                           Page
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Item 5.         Other Events..................................................3

Signature.....................................................................4


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Item 5.  Other Events.

                  On October 13, 2000, the Board of Directors of ATMI, Inc. (the "Company") authorized the issuance of one stock purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share ("Common Stock"). The Rights distribution will be made on November 9, 2000, payable to stockholders of record on that date, and will also attach to shares of Common Stock issued by the Company after that date. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Fleet National Bank, as Rights Agent (the "Rights Agent"), dated as of October 13, 2000 and attached hereto as Exhibit 4.1, and are summarized in Exhibit C to the Rights Agreement.

Item 7.  Exhibits.

         4.1 Rights Agreement, dated as of October 13, 2000, between ATMI, Inc. and Fleet National Bank, as Rights Agent, together with Exhibits A, B and C attached thereto.

         99.1     Press Release issued by ATMI, Inc., dated October 16, 2000.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2000                     ATMI, INC.


                                     By: /s/ Daniel P. Sharkey
                                         ---------------------------------------
                                         Daniel P. Sharkey
                                         Chief Financial Officer, Vice President
                                         and Treasurer


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